EXHIBIT 4.3





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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE



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                               AMENDMENT NO. 1 TO

                  SERIES 1999-D POOLING AND SERVICING AGREEMENT

                          Dated as of December 12, 2000


                                   ----------



                        OAKWOOD MORTGAGE INVESTORS, INC.,

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1999-D

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         AMENDMENT NO. 1 (the "Amendment") dated as of December 12, 2000 to the
Series 1999-D Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Series Agreement") among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation (the "Company"), OAKWOOD ACCEPTANCE CORPORATION, North Carolina corporation, as servicer (the "Servicer"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (successor in interest to PNC Bank, National Association, the "Trustee"). The Series Agreement, together with the Company's Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, as amended from time to time (the "Standard Terms") are referred to herein as the "Pooling and Servicing Agreement".

                              PRELIMINARY STATEMENT


         Section 11.01 of the Standard Terms provides, inter alia, that the Pooling and Servicing Agreement may be amended from time to time by the Company, the Servicer, and the Trustee, without the consent of any of the Certificateholders with the consent of the Holders entitled to at least a majority of the Voting Rights of each Class of Certificates that would be affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Contracts or Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) affect adversely in any material respect the interests of the Holders of any Class of Certificates in a manner other than described in clause (i) of this paragraph, without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights with respect to such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of such Holders of all Certificates then outstanding, as specified in section 11.01 of the Standard Terms.


         All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.


SECTION 1.        Amendment to Series Agreement.
                  -----------------------------


           (a) Section 2. The definition of "Rule 144A Certificates" is hereby amended by deleting the words "Class B-2," therefrom.

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SECTION 2.        Counterparts.
                  ------------

         This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.


SECTION 3.        Governing Law.
                  -------------

         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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         IN WITNESS WHEREOF, Oakwood Mortgage Investors, Inc., Oakwood
Acceptance Corporation and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.



                                    OAKWOOD MORTGAGE INVESTORS, INC.

                                    By: /s/ Dennis Hazelrigg
                                       ---------------------
                                            Name:  Dennis Hazelrigg
                                            Title:  President


                                    OAKWOOD ACCEPTANCE CORPORATION,
                                    as Servicer


                                    By: /s/ Douglas R. Muir
                                       --------------------
                                            Name:  Douglas R. Muir
                                            Title:   Vice President




                                    CHASE MANHATTAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION, as Trustee


                                    By: /s/ Judy A. Wisniewski
                                        ----------------------
                                           Name:  Judy A. Wisniewski
                                           Title:  Assistant Vice President